EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of StrikeForce Technologies, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Joseph Corrao, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except the financial statements are in the process of being reviewed by our Independent Registered Public Accounting firm; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to StrikeForce Technologies, Inc. and will be retained by StrikeForce Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Mark Joseph Corrao

Mark Joseph Corrao
Chief Financial Officer

November 20, 2006